Exhibit 10.1

JIAYUAN.COM INTERNATIONAL LTD.

2007 SHARE INCENTIVE PLAN

Amended and Restated on March 30, 2011

1.                                     PURPOSE OF PLAN

The purpose of the Jiayuan.com International Ltd. 2007 Share Incentive Plan (this “Plan”) is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons of the Group.  As used herein, “Company” means Jiayuan.com International Ltd., a company organized under the laws of the Cayman Islands; “Subsidiary” means any corporation or other entity a majority of whose outstanding voting share or voting power is beneficially owned directly or indirectly by the Company; “Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person; “Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing; “Group” means the Company, its Subsidiaries and Affiliates, collectively; “Board” means the Board of Directors of the Company, in accordance with the Company’s Memorandum and Articles of Association, as amended; “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

2.                                     ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Group; (b) a director of any member of the Group; (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital-raising transaction or as a market maker or promoter of the Company’s securities) to the Company and who is selected to participate in this Plan by the Administrator or (d) any other Person that the Administrator determines to be an Eligible Person.  Notwithstanding the foregoing, a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not compromise the Company’s ability to rely on Rule 701 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or use Form S-8 to register under the Securities Act, the offering and sale of securities issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.  An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.

3.                                     PLAN ADMINISTRATION

3.1                               The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  Unless otherwise provided in the Memorandum and Articles of Association of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2                               Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)                                  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)                                 grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)                                  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)                                 construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)                                  cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 7.6.5;

(f)                                    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 7.6.5;

(g)                                 adjust the number of shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 7.6, and provided that in no case (except due to any re-pricing that may be approved by shareholders) shall such an adjustment constitute a re-pricing (by amendment, cancellation and re-grant, exchange or other means) of the per share exercise or base price of any option or share appreciation right to a price that is less than the fair market value of a share on the date of the grant of the initial award;

(h)                                 determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)                                     acquire or settle (subject to Section 7.6) rights under awards in cash, share of equivalent value, or other consideration; and

(j)                                     determine the fair market value of the shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3                               Binding Determinations.  Any action taken by, or inaction of, the Company, any Subsidiary or Affiliate, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4                               Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company.  No director, officer or agent of any member of the Group shall be liable for any such action or determination taken or made or omitted in good faith.

3.5                               Delegation.  The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of any member of the Group or to third parties.

4.                                     ORDINARY SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1                               Shares Available.  The shares that may be delivered under this Plan shall be the Company’s authorized but unissued ordinary shares, par value US$0.001 per share (“Ordinary Shares”).  For purposes of this Plan, “Plan Shares” shall mean the Ordinary Shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards.

Share Limits.  The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to 5,233,920 Ordinary Shares, subject to adjustment as contemplated by Section 4.4 and Section 7.10.

4.2                               Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award terminates, expires, or is settled in cash or a form other than Plan Shares, the Plan Shares that would have been delivered had there been no such termination, expiration, cash or other settlement shall not be counted against the Ordinary Shares available for issuance under this Plan.  In the event that Plan Shares are delivered in respect of a dividend equivalent, share appreciation right, or other award, only the actual number of Plan Shares delivered with respect to the award shall be counted against the share limits of this Plan.  Plan Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.  Plan Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any Plan Shares exchanged by a participant or withheld by the Group to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this Plan.  Refer to Section 7.10 for application of the foregoing share limits with respect to assumed awards.

4.3                               Reservation of Shares; No Fractional Shares; Minimum Issue.  The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver Plan Shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash).  No fractional Plan Shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional Plan Shares in settlements of awards under this Plan.  No fewer than 100 Ordinary Shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

4.4                               Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall (in its sole discretion) adjust the number and class of Ordinary Shares that may be delivered under the Plan and/or the number, class, and price of Ordinary Shares covered by each outstanding Award.

4.5                               Change in Control.  In the event of a scheme of arrangement, merger, consolidation or other similar business combination being entered into by the Company, or a Change in Control (as defined below), unless the Option Agreement provides otherwise, each outstanding Award, and, if applicable, each right of the Company to repurchase or redeem Plan Shares acquired pursuant thereto, shall be assumed or an equivalent award substituted by the successor company (which for purposes of this Section 4.5 shall include the ultimate parent of the party acquiring all or substantially all of the assets of the Company or a parent or subsidiary of the successor company).  In the event that the successor company in a scheme of arrangement, merger, consolidation or other similar business combination or Change in Control refuses to assume or substitute for an Award and, if applicable, the repurchase or redemption right with respect to Plan Shares acquired pursuant thereto is not assigned, the Administrator may (in its sole discretion) revise any award agreement to make any outstanding Award fully vested and give a participant the right to exercise the Award as to all of the Plan Shares subject thereto, including Plan Shares as to which it would not otherwise be vested or exercisable, and to remove any or all restrictions on Plan Shares.  If an Award is not assumed or substituted in the event of a scheme of arrangement, merger, consolidation or other similar business combination or Change in Control, the Administrator shall notify the participant in writing or electronically that the Award shall be exercisable for a period of time as determined by the Administrator, and the Award will terminate upon expiration of such period for no consideration, unless otherwise determined by the Administrator.

For purposes of this Section 4.5, an Option shall be considered assumed, and each right of the Company to repurchase or redeem Plan Shares shall be considered assigned if, following the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control, the Award confers the right to purchase or receive, for each covered Plan Shares immediately prior to the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control by holders of Plan Shares for each Plan Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Plan Shares); provided, however, that if the consideration received in the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control is not solely common stock or ordinary shares of the successor company or its parent or subsidiary, the Administrator may, with the consent of the successor company, provide for the consideration to be received upon the exercise of the Option, for each covered Share, to be solely common stock or ordinary shares of the successor company or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Plan Shares in the scheme of arrangement, merger, consolidation or other similar business combination or Change in Control.

For purposes of this Plan, “Change in Control” means the occurrence of any of the following events:

•                  any Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

•                  the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

•                  the consummation of a scheme of arrangement, merger, consolidation or other similar business combination involving the Company and any other company or companies, other than a scheme of arrangement, merger, consolidation or other similar business combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after the scheme of arrangement, merger, consolidation or other similar business combination.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other applicable laws, shall not constitute a Change in Control.

5.                                     AWARDS

5.1                               Type and Form of Awards.  The Administrator may determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Group.  The types of awards that may be granted under this Plan are:

5.1.1                     Share Options.  A share option is the grant of a right to purchase a specified number of Plan Shares during a specified period as determined by the Administrator.  An option may be intended as an incentive share option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (an “ISO”) or a nonqualified share option (an option not intended to be an ISO).  The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified share option.  The maximum term of each option (ISO or nonqualified) shall be ten (10) years; provided that the maximum term shall be five (5) years for ISOs granted to Eligible Persons who are ten percent or more shareholders for purposes of Section 422 of the Code.  The per share exercise price for each option shall be not less than 100% of the fair market value of a Plan Share on the date of grant of the option, except as follows: (a) in the case of a share option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a Plan Share on the date such other award was originally granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive share options); (b) in the case of an ISO granted to a ten percent or more owner for purposes of Section 422 of the Code, the per share exercise price may not be less than one hundred and ten percent (110%) of the fair market value of a Plan Share; and (c) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a Plan Share on the date of grant, provided that such exercise price shall not be less than the per share purchase price of the preference shares of the Company.  When an option is exercised, the exercise price for the Plan Shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2                     Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of share with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Plan Shares subject to ISOs under this Plan and share subject to ISOs under all other plans of the Group (or any parent or predecessor company to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified share options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Plan Shares are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of share of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question).  There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive share option” as that term is defined in Section 422 of the Code.

5.1.3                     Share Appreciation Rights.  A share appreciation right is a right to receive a payment, in cash and/or Plan Shares, equal to the excess of the fair market value of a specified number of Plan Shares on the date the share appreciation right is exercised over the fair market value of a Plan Share on the date the share appreciation right was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a share appreciation right granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a Plan Share on the date such other award was originally granted; and (b) in any other circumstances, a share appreciation right may be granted with a base price that is less than the fair market value of a Plan Share on the date of grant.

The maximum term of a share appreciation right shall be ten (10) years.  The Administrator may grant limited share appreciation rights which are exercisable only upon a change in control or other specified event and may be payable based on the spread between the base price of the share appreciation right and the fair market value of a Plan Share during a specified period or at a specified time within a specified period before, after or including the date of such event.

5.1.4                     Other Awards.  The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted share, performance share, share units, phantom share, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Plan Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Plan Shares and/or returns thereon.

5.2                               Award Agreements.  Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Company and, if required by the Administrator, executed by the recipient of the award.  The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company.  The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.3                               Deferrals and Settlements.  Payment of awards may be in the form of cash, Plan Shares, other awards or combinations thereof as the Administrator shall determine and set forth in the award agreement, and with such restrictions as it may impose, provided that, notwithstanding the terms of any award agreement, the Administrator shall have the right to settle an Award in the form of cash if the issuance of shares is not permitted by applicable laws.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4                               Consideration for Plan Shares or Awards.  The purchase price for any award granted under this Plan or the Plan Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•                  services rendered by the recipient of such award and accepted in writing by the Administrator as valid consideration;

•                  cash, check payable to the order of the Company, or electronic funds transfer;

•                  notice and third party payment in such manner as may be authorized by the Administrator;

•                  the delivery of previously owned Plan Shares;

•                  by a reduction in the number of Plan Shares otherwise deliverable pursuant to the award; or

•                  subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law.  In the event that the Administrator allows a participant to exercise an award by delivering Plan Shares previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Company (upon exercise of a share option or otherwise) must have been owned by the participant at least six months as of the date of delivery.  Plan Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise.  The Company will not be obligated to deliver any Plan Shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 7.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

5.5                               Definition of Fair Market Value.  For purposes of this Plan, “fair market value” of the Plan Shares shall mean, until such time that the Plan Shares are listed or admitted to trade on an internationally-recognized securities exchange or inter-dealer quotation system, the value as established by the Administrator at such time for purposes of this Plan.  Thereafter, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a Plan Share, respectively, as furnished by the securities exchange or inter-dealer quotation system for the date in question or, if there were no sales of Plan Shares reported on that date, the last price for a Plan Share for the next preceding day on which sales of Plan Shares were reported.  The Administrator may, however, provide with respect to one or more awards (1) if the last price for the date in question is not yet known as of the time of the determination, that the fair market value shall equal the last price of a share of Plan Share as of the immediately preceding trading day, or (2) that the fair market value shall equal the average of the high and low sales prices for a Plan Share for the date in question or the most recent trading day.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).  Notwithstanding the foregoing, the fair market value of Plan Shares for purposes of grants of ISOs shall be determined in compliance with applicable provisions of the Code.

5.6                               Transfer Restrictions.

5.6.1                     Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2                     Exceptions.  The Administrator may permit awards to be exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant’s immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish.  Consistent with Section 7.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Company’s ability to rely on Rule 701, or register Plan Shares issuable under this Plan on Form S-8, under the Securities Act.  Notwithstanding the foregoing or anything in Section 5.6.3, ISOs and restricted share awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

5.6.3                     Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)                                  transfers to the Company,

(b)                                 the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)                                  subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)                                 if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)                                  the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

6.                                     EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1                               General.  The Administrator may determine the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  Notwithstanding the foregoing, unless the Board expressly otherwise provides, if the participant is not an employee of any member of the Group and provides other services to the Group, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Group and the date, if any, upon which such services shall be deemed to have terminated.  Unless the Board otherwise expressly provides, (1) to the extent an outstanding option granted under this Plan has not become vested and exercisable on the date the participant’s employment by or service to the Group terminates, the option to the extent unvested and unexercisable shall terminate, and (2) any shares subject to a restricted share award that remain subject to restrictions at the time the participant’s employment by or service to the Group terminates shall not vest and the Company shall have the right to reacquire any such unvested shares subject to such award in such manner and on such terms as the Administrator provides, which terms shall include return or repayment of the lower of the Fair Market Value or the original purchase price of the restricted shares, without interest, to the participant to the extent not prohibited by law.

6.2                               Events Not Deemed Terminations of Service.  Unless Group policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Group or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of less than 90 days in the aggregate.  In the case of any employee of any member of the Group on an approved leave of absence, continued vesting of the award while on leave from the employ of such member of the Group may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3                               Effect of Change of Subsidiary or Affiliate Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary or Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary or Affiliate who does not continue as an Eligible Person in respect of another member of the Group after giving effect to the Subsidiary’s or Affiliate’s change in status.

7.                                     OTHER PROVISIONS

7.1                               Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Plan Shares, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable laws, rules and regulations (including but not limited to U.S. state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Group, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

7.2                               Employment Status.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

7.3                               No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of any member of the Group, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of such member of the Group to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 7.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

7.4                               Plan Not Funded.  Awards payable under this Plan shall be payable in Plan Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Plan Shares, except as expressly otherwise provided) of any member of the Group by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between any member of the Group and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Group.

7.5                               Tax Withholding.  Upon any issuance, exercise, vesting, or payment of any award, the Group shall have the right at its option to:

(a)                                  require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Group may be required to withhold with respect to such award event or payment; or

(b)                                 deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Group may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld (including taxes in the People’s Republic of China (the “PRC”)) in connection with the delivery of Plan Shares under this Plan (including the sale of Ordinary Shares as may be required to comply with foreign exchange rules in the PRC for participants residing in the PRC), the Administrator may in its sole discretion (subject to Section 7.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of Plan Shares to be delivered by (or otherwise reacquire) the appropriate number of Plan Shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment.  In no event shall the Plan Shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.  The Company may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

7.6                               Effective Date, Termination and Suspension, Amendments.

7.6.1                     Effective Date.  This Plan is effective as of               , 2011, the date of its approval by the Board (the “Effective Date”).  This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date.  Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date.  After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

7.6.2                     Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No awards may be granted during any period that the Board suspends this Plan.

7.6.3                     Shareholder Approval.  To the extent then required by applicable law or any applicable listing agency, or deemed necessary or advisable by the Board, and unless an exemption from shareholder approval is available under any applicable law or any applicable listing agency, any amendment to this Plan shall be subject to shareholder approval.

7.6.4                     Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 7.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a re-pricing of an award is subject to the limitations set forth in Section 3.2(g).

7.6.5                     Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Group under any award granted under this Plan prior to the effective date of such change; provided however that, in the absence of shareholder approval or as allowed under Section 4.4 of this Plan, no amendment of this Plan or change affecting any outstanding option, share appreciation right, or similar award shall directly or indirectly (i) reduce the award’s exercise price or base price(as applicable), (ii) result in a “repricing” within the meaning of any applicable law, or (iii) result in an award’s cancellation in consideration of a current or future new award having a reduced exercise price or base price (as applicable)..

7.7                               Privileges of Share Ownership.  Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of share ownership as to any Plan Shares not actually delivered to and held of record by the participant.  No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

7.8                               Governing Law; Construction; Severability.

7.8.1                     Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the [Cayman Islands]. without regard to conflicts of law principles thereof.

7.8.2                     Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

7.9                               Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.10                        Share-Based Awards in Substitution for Share Options or Awards Granted by Other Company.  Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of employee share options, share appreciation rights, restricted share or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Group, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Group, directly or indirectly, of all or a substantial part of the share or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Plan Shares in the transaction and any change in the issuer of the security.  Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by any member of the Group in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of Plan Shares available for issuance under this Plan.

7.11                        Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Plan Shares, under any other plan or authority.

7.12                        No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference share ahead of or affecting the capital share (or the rights thereof) of the Company or any subsidiary, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any subsidiary, or (f) any other corporate act or proceeding by the Company or any subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

7.13                        Other Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

[End of Document]

FORM OF OPTION AGREEMENT

1

JIAYUAN.COM INTERNATIONAL LTD.

2007 SHARE INCENTIVE PLAN

EMPLOYEE SHARE OPTION AGREEMENT

This EMPLOYEE SHARE OPTION AGREEMENT (this “Option Agreement”) dated                                     , 20        by JIAYUAN.COM INTERNATIONAL LTD., a company incorporated under the laws of the Cayman Islands (the “Company”), and                                      (the “Grantee”) evidences the option (the “Option”) granted by the Company to the Grantee as to the number of the Company’s Ordinary Shares, par value $0.001 per share, first set forth below.

	Number of Ordinary Shares:	Award Date: , 20 .

	Exercise Price per Share: US$	Expiration Date:(1) , 20 .

Type of Option (check one):	Nonqualified Option [ ]

Incentive Share Option [ ]

Vesting Schedule (1) The Option shall become vested as to 25% of the total number of Ordinary Shares subject to the Option on the first anniversary of the Award Date.  The remaining 75% of the total number of Ordinary Shares subject to the Option shall vest in twelve equal quarterly installments.

The Option is granted under the Jiayuan.com International Ltd. 2007 Share Incentive Plan, adopted on January 26, 2011 as amended and restated on March 30, 2011 (the “Plan”) and subject to the “Terms and Conditions of Employee Stock Option” (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Grantee acknowledges receipt of a copy of the Terms and the Plan and acknowledges that the Grantee has read and understood the terms and conditions thereof.

GRANTEE	JIAYUAN.COM INTERNATIONAL LTD.

By:
Signature
Print Name: Haiyan Gong

Print Name	Title: Chief Executive Officer

(1)      Subject to early termination under Section 4 of the Terms.

1

TERMS AND CONDITIONS OF EMPLOYEE SHARE OPTION

For the purpose of this Option Agreement, the term “Grantee” includes, where the context so requires, (a) such person’s beneficiary or personal representative if the termination of the Grantee’s employment or service resulted from the Grantee’s death or Disability, or (b) any permitted transferee of such person.

1.                                     Vesting; Limits on Exercise.

The Option shall vest and become exercisable in cumulative installments at the time set forth in the vesting schedule on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated subject to the Plan.

•                  Minimum Exercise.  No fewer than one hundred (100) Ordinary Shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•                  ISO Value Limit.  If the Option is designated as an Incentive Share Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Grantee in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.1.2 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Option.

•                  Liquidity.  Notwithstanding anything to the contrary in this Option Agreement or in the Plan, a vested Option is not exercisable until the earlier of (A) the Company’s completion of an initial public offering on an internationally recognized securities exchange, and (B) five (5) days after the Company’s delivery to the Grantee of a written notice regarding the occurrence of a Change in Control transaction and only after the Grantee agrees in writing that the Grantee shall sell, transfer or assign his or her Ordinary Shares on terms and conditions to be decided at the sole and absolute direction of the Administrator in such Change of Control transaction.

2.                                     Continuance of Employment/Service Required; No Employment/Service Commitment.

Unless otherwise determined by the Administrator in writing, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan (a) constitutes a continued employment or service commitment by the Company or any of its Subsidiaries or Affiliates, (b) affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, (c) confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary or Affiliate, (d) interferes in any way with the right of the Company or any Subsidiary or Affiliate at any time to terminate such employment or service, or (e) affects the right of the Company or any Subsidiary or Affiliate to increase or decrease the Grantee’s other compensation.

3.                                     Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

(a)                      a written notice, in the form approved by the Company, stating the number of Ordinary Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Committee may require from time to time,

(b)                     payment in full for the Exercise Price of the Ordinary Shares to be purchased in cash, check or by electronic funds transfer to the Company, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) by notice and third-party payment in such manner as may be authorized by the Administrator or in Ordinary Shares already owned by the Grantee, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a share option or otherwise from the Company must have been owned by the Grantee for at least six (6) months before the date of such exercise;

(c)                      any written statement, assurances, representations or agreement required pursuant to Section 7.1 of the Plan;

(d)                     satisfaction of the tax withholding provisions of Section 7.5 of the Plan, if applicable; and

(e)                      any other document that is required for the Option to be exercised through a “cashless” exercise method.

4.                                     Termination of Option.

4.1                               Termination of Option upon a Termination of Grantee’s Employment or Service.  If the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary or Affiliate, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary or Affiliate is referred to as the Grantee’s “Severance Date”) unless otherwise determined by the Administrator in writing:

4.1.1                     General. Other than as expressly provided below in this Section 4.1, (i) the Grantee will have until the date that is thirty (30) days after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date (subject to insider trading policy), (ii) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (iii) the Option, to the extent exercisable for the 30-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of such 30-day period;

4.1.2                     Death or Disability. If the termination of the Grantee’s employment or service is the result of the Grantee’s death or Disability (as defined below), then (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is one (1) year after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the one-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the one-year period;

4.1.3                     Termination. If the Grantee’s employment or service is terminated by the Company or a Subsidiary or Affiliate (as defined below) or the Grantee resigns from the Company, the Option (whether vested or not, but not including vested and exercised) shall terminate on the Severance Date, and the Company shall have the right (but not the obligation) to purchase from the Grantee any Ordinary Shares issued to the Grantee pursuant to the Option at the original exercise price for a period of ninety (90) days following the date of termination of the Grantee’s employment or service.

For purposes of the Option, “Disability” means a permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Option is subject to earlier termination on the Expiration Date of the Option.  The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, an Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code.  If the Option is designated as an ISO and is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Option.

5.                                     Right of First Refusal.

5.1.1                     Transfer Notice.  If at any time the Grantee proposes to sell, transfer, assign, encumber, pledge, hypothecate or otherwise dispose of in any way (each, a “Transfer”) all or any part of or any interest in the Plan Shares of the Options to one or more third parties pursuant to an understanding with the third parties, then the Grantee (a “Selling Grantee”) shall first give the Company written notice of the Selling Grantee’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Plan Shares or Options to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s), (iii) a certification as to the number of Plan Shares and Options currently owned, directly or indirectly, by the proposed transferee and its Affiliates and (iv) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Selling Grantee has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer and proof satisfactory to the Company that the proposed Transfer will not violate applicable laws.

5.1.2                     Company’s Option.  The Company and its assignee(s) shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase all or a portion of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.  The Company and its assignee(s) may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying the Selling Grantee in writing (the “Exercise Notice”) before expiration of such thirty (30)-day period as to the number of Offered Shares that it wishes to purchase.  If the Company or an assignee gives the Selling Grantee notice that it desires to purchase the Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplates a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 5(C) hereof.

5.1.3                     Valuation of Property.  Should the purchase price specified in any Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company and its assignee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.  If the Selling Grantee and the Company or its assignee(s) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Transfer Notice, the valuation shall be as determined in good faith by the Administrator.  If the time for the closing of the purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth (5th) business day after the valuation shall have been made pursuant to this Section 5(C).

5.1.4                     Non-Exercise of Right.  To the extent that any Offered Share has not been purchased pursuant to Section 5(B) hereof and the Company has determined that the proposed

Transfer of the unpurchased Offered Shares to the third party transferee identified in the Transfer Notices would not constitute a Change in Control, the Company shall promptly so notify the Selling Grantee and the Selling Grantee shall have a period of thirty (30) days from receipt of such notice in which to sell such unpurchased Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice; provided, however, that the transferee shall agree in writing on a form prescribed by the Company to be bound by all provisions of this Exercise Notice.  In the event that the Selling Grantee does not consummate such sale or disposition within such thirty (30) day period, all rights of first refusal under this Section 5 shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Grantee until such rights lapse in accordance with the terms of this Section 5.  Furthermore, the exercise or non-exercise of such rights shall not adversely affect the right of the Company and its assignee(s) to make subsequent purchases from the Selling Grantee of Plan Shares and Options.

5.1.5                     Additional Shares or Substituted Securities.  In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Plan Share or Option subject to this Section 5 or into which such Plan Shares or Options thereby become convertible shall immediately be subject to this Section 5.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Plan Shares or Options subject to this Section 5.

5.1.6                     Change in Control.  In the event of a Change in Control, all rights of first refusal under this Section 5 shall remain in full force and effect and shall apply to the new shares of capital received in exchange for the Plan Shares in consummation of the Change in Control, but only to the extent the Plan Shares are at the time covered by the rights of first refusal under this Section 5.

5.1.7                     Lapse.  Notwithstanding any other provision of this Section 5, any right of first refusal provided in this Section 5 shall terminate as to any Plan Shares upon the earlier to occur of (i) an initial public offering of the Company’s securities, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6.                                     Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.6 of the Plan.  Any Ordinary Shares issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to other rights in favor of the Company as set forth herein.

7.                                     Securities Law Compliance.

The Grantee acknowledges that the Option and Ordinary Shares are not being registered under the U.S. Securities Act of 1933, as amend (the “Securities Act”), based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.  The Grantee, by executing this Option Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•                  The Grantee is acquiring the Option and, if and when he/she exercises the Option, will acquire Ordinary Shares solely for the Grantee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act, or other applicable state securities laws.

•                  The Grantee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Ordinary Shares purchased upon exercise of the Option.  The Grantee has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Ordinary Shares.  However, in evaluating the merits and risks of an investment in the Ordinary Shares, the Grantee has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•                  The Grantee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Ordinary Shares to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held Company such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•                  The Grantee understands that any Ordinary Shares acquired on exercise of the Option will be characterized as “restricted securities” under the U.S. securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Grantee is familiar.

•                  The Grantee has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), which are imposed on the Option and any Ordinary Shares which may be acquired upon exercise of the Option.

•                  At no time was an verbal representation made to the Grantee relating to the Option or the purchase of Ordinary Shares and the Grantee was not presented with or solicited by any promotional meeting or material relating to the Option or the Ordinary Shares.

8.                                     Lock-Up Agreement.

Neither the Grantee nor any permitted transferee may, directly or indirectly, offer, sell or transfer or dispose of any Option, any of the Ordinary Shares acquired upon exercise of the Option (the “Shares”) or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of ninety (90) days prior to, and ending one year or such lesser period of time as the relevant underwriters may permit, after the effective date of a registration statement covering any public offering of the Company’s securities of which the Grantee has notice.  (The term “Grantee” includes, where the context so requires, any permitted direct or indirect transferee of the Grantee.)  The Grantee agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s securities beneficially owned by the Grantee and shall conform the limitations hereunder by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form.  Notwithstanding anything else herein to the contrary, this Section 8 shall not be construed so as to prohibit the Grantee from participating in a registration or a public offering of the Ordinary Shares with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

9.                                     Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary or Affiliate, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10.                              Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Grantee acknowledges having read and understanding the Plan and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

11.                              Taxes.

The Grantee is solely responsible for paying all taxes arising from this Option, and shall not have any right to have the Company, a Subsidiary or Affiliate , or any of their directors or officers take actions to mitigate or to hold the Grantee harmless from any or all of such taxes.

12.                              Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 7.6 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.                              Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands.

14.                              Effect of this Agreement.

This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.  The Option does not place any limit on the corporate authority of the Company as set forth in Section 7.12 of the Plan.

15.                              Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.                              Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

[End of Document]